UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

Atlas Air Worldwide Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was sent by email to all employees of Atlas Air Worldwide Holdings, Inc. on August 9, 2022.

Subject INSIDEATLAS - Weekly Update-August 9, 2022  InsideAtlas LATEST AND GREATEST FROM ATLAS AIR WORLDWIDE RECENTLY ANNOUNCED  Atlas Air Worldwide to be Acquired by Investor Group  Led by Apollo Together With J.F. Lehman & Company  And Hill City Capital for $5.2 Billion  Atlas Air Worldwide Reports Second-Quarter 2022  Results READ MORE  AN INSIDER’S LOOK

Andrea Espino Recognized by Amazon Andrea Espino, Station Supervisor for the March Air Reserve Base (RIV), was recently honored by the Amazon Air (AMZ) management team for her commitment to safety and quality. READ MORE Go Behind the Scenes of an Atlas Air Photo Shoot Carl Pitts, Manager of Operations Communications, Qives us an inside look at a recent photoshoot at Chicago O’Hare  Internaiona1 Airport (ORD) to capture content for the Atlas brand. READ MORE Atlas Air Scholarship Fund In honor of our 30th anniversary, Atlas Air awarded ten scholarships of $3,000 each to the children of full fime, U.S.-based employees. Meet this week’s recipients, Vinay BakShi, son of 747 Captain Jwalant Bakshi, and William Horton, son of line Maintenance Manager Jay Horton. READ MORE just to carry it. Adding an extra 2,000 kilos of fuel means 640 kilos of fuel is burned just to carry that fuel.

Obviously, when flying with more fuel than needed, a freighter can't carry as much revenue-producing cargo.

thrust on take-off,
cruising at the
efficient altitude.

As a result of
Air's teamwo
planned minim
at landing for
Air-operated

address this issue on Atlas Air flights,
Weatherly, Vice President, Flight Operations,

is now down 3,100 kilos. That's still
enough to reach alternate airports with a

Celebrating Atlas' 30th Anniversary

ATLAS AIR

PHOTOS FROM THE FIELD

Celebrating Atlas’ 30th Anniversary Juan Rodriguez, Senior Director, Ground Operations Standards, sent in this article from a 1999 Atlas newsletter! Says Juan, “This was when we used to have a small Ops Control Center in Miami. We didn’t have AIMs back then, so the aircraft schedules were posted on a board. Here I am annotating the daily flight schedule.” If you have historical photos to share, please send them to InsideAtlas@AtlasAir.com. PHOTOS FROM THE FIELD IT Desktop Technician Leo Venega snapped this beautiful photo of a sunrise in Miami from his office in the Miami Training Center. Says Leo, “We are blessed to get to look out and watch these amazing planes and gorgeous sunrises and sunsets all the time.” If you have “photos from the field” to share, please send them, along with a brief description to InsideAtlas@Atlas Air.com.

Town Hall Replays

Our Exciting New Chapter - All Employees Town Hall
August 4, 2022

All Employees Town Hall
May 24, 2022

Crew Town Hall
April 27, 2022

Tailwinds

Quicklinks

Contact Us

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Bookmark InsideAtlas

AtlasAirWorldwide.com

@AtlasAirWorldwide

@PolarAirCargoWorldwide

@AtlasAirWorldwide

@AtlasAir

@PolarAirCargo

@TitanAviationLeasing

@AtlasAirWW

@PolarAirCargo

This email was sent from insideatlas@atlasair.com.

Town Hall Replays Tailwinds Check Out Tailwinds-Stories from Our Exciting New Chapter -All Atlas Air Worldwide-and Share the Employees Town Hall Stories! August 4, 2022 All Employees Town Hall  May 24 , 2022  Quicklinks Crew Town Hall April 27, 2022 Contact Us Suggest a Story Bookmark InsideAtlas ATLAS AIR WORLDWIDE ATLAS AIR Polar TITAN AtlasAirWorldwide.com @AtlasAirWorldwide @AtlasAi-Worldwide @PolarAirCargoWorldwide @AtlasAir @PolaAirCargo @TitanAviationLeasing This email was sent tom insideatlas@atlasair.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “could,” “would,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this communication that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this communication. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and non-U.S. government trade and tax policies; economic conditions; the impact of geographical events or health epidemics such as the COVID-19 pandemic; the impact of COVID-19 vaccine mandates; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; geopolitical events; weather conditions; natural disasters; government legislation and regulation; border restrictions; consumer perceptions of the companies’ products and services; anticipated and future litigation; the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by Atlas Air Worldwide’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for Atlas Air Worldwide will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Atlas Air Worldwide to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on Atlas Air Worldwide’s ability to attract, motivate or retain key executives, pilots and associates, its ability to maintain relationships with its customers, including Amazon.com, Inc., vendors, service providers and others with whom it does business, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from Atlas Air Worldwide’s ongoing business operations; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (i) any other risks discussed in Atlas Air Worldwide’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) and Atlas Air Worldwide’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed by Atlas Air Worldwide with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Report and (ii) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Except as stated in this communication, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2022 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this communication to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Participants in the Solicitation

Atlas Air Worldwide and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Atlas Air Worldwide in favor of the proposed transaction. Information about Atlas Air Worldwide’s directors and executive officers is set forth in Atlas Air Worldwide’s Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2022. To the extent holdings of Atlas Air Worldwide’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information concerning the interests of Atlas Air Worldwide’s participants in the solicitation, which may, in some cases, be different than those of Atlas Air Worldwide’s stockholders generally, will be set forth in Atlas Air Worldwide’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Atlas Air Worldwide by Rand Parent, LLC. In connection with the proposed transaction, Atlas Air Worldwide intends to file relevant materials with the SEC, including Atlas Air Worldwide’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF ATLAS AIR WORLDWIDE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ATLAS AIR WORLDWIDE’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Atlas Air Worldwide by directing a request to Atlas Air Worldwide Investor Relations, 2000 Westchester Avenue, Purchase, NY or at tel: +1 914 701 8200 or email: InvestorRelations@atlasair.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.